Exhibit 99.1

NVR, INC. ANNOUNCES A 28% INCREASE IN EARNINGS PER SHARE FOR THE THIRD QUARTER OF 2005

FOR IMMEDIATE RELEASE	CONTACT: Dan Malzahn
OFFICE: 703-956-4204

October 18, 2005 — Reston, VA — NVR, Inc. (AMEX: NVR), one of the nation’s largest homebuilding and mortgage banking companies, today announced that diluted earnings per share for its third quarter ended September 30, 2005 exceeded the 2004 third quarter by 28%. Net income for the 2005 third quarter was $189,443,000, $24.33 per diluted share, compared to net income of $147,679,000, $19.04 per diluted share, for the same period of 2004. Consolidated revenues increased 18% to $1,373,022,000 for the quarter when compared to $1,166,519,000 for the same period of 2004. The Company reported that new orders increased 7% to 2,897 units for the third quarter of 2005 when compared to the third quarter of 2004. New orders increased in each region, except Washington, D.C., which was negatively impacted by generally weaker market conditions. Backlog at the end of the period increased 14% to 8,875 units when compared to the same time last year. The dollar value of the backlog units totaled $3,831,608,000 at the end of the September 2005 quarter, a 30% increase from a year earlier.

Homebuilding revenues for the three months ended September 30, 2005, totaled $1,350,465,000, 18% higher than the year earlier period. Income before tax from the homebuilding segment totaled $291,721,000, an increase of 26% when compared to the third quarter of the previous year. Gross profit margins improved to 28.1% for the third quarter of 2005 compared to 26.0% for the same quarter of 2004. The margin improvement primarily resulted from the ability to raise prices in certain markets that more than offset rising material and land costs.

The Company reported that closed loan production from its mortgage banking segment increased 17% in the third quarter of 2005 when compared to the third quarter of 2004. The mortgage segment’s operating income for the 2005 third quarter increased to $16,250,000, a 10% increase from the same period of 2004.

For the nine months ended September 30, 2005, consolidated revenues were $3,604,143,000, 18% higher than the $3,044,688,000 reported for the same period of 2004. Net income for the nine months ended September 30, 2005 was $475,022,000, an increase of 30% when compared to the nine months ended September 30, 2004. Earnings per diluted share for the nine months ended September 30, 2005 was $59.87, an increase of 29% from the $46.36 per diluted share reported for the comparable period of 2004.

1 of 6

The Company has increased its full year 2005 guidance to 30% growth in net income when compared to 2004. The Company also stated that during the first nine months of 2005 it had repurchased approximately 643,000 shares of its common stock.

Some of the statements in this release made by the Company constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as “believes,” “expects,” “may,” “will,” “should” or “anticipates” or the negative thereof or other variations thereof or comparable terminology, or by discussion of strategies, each of which involves risks and uncertainties. All statements other than those of historical facts included herein, including those regarding market trends, NVR’s financial position, business strategy, projected plans and objectives of management for future operations, are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance of NVR to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements. Such risk factors include, but are not limited to, general economic and business conditions (on both a national and regional level), interest rate changes, access to suitable financing, competition, the availability and cost of land and other raw materials used by NVR in its homebuilding operations, shortages of labor, weather related slow downs, building moratoria, governmental regulation, the ability of NVR to integrate any acquired business, fluctuation and volatility of stock and other financial markets and other factors over which NVR has little or no control. The Company has no obligation to update such forward-looking statements.

2 of 6

NVR, Inc.

Consolidated Statements of Income

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Homebuilding:
Revenues	$1,350,465	$1,146,271	$3,546,965	$2,991,789
Other income	1,224	675	4,157	2,002
Cost of sales	(970,437)	(848,195)	(2,557,268)	(2,227,184)
Selling, general and administrative	(86,626)	(64,482)	(243,276)	(187,305)

Operating income	294,626	234,269	750,578	579,302
Interest expense	(2,905)	(2,925)	(8,835)	(8,878)

Homebuilding income	291,721	231,344	741,743	570,424

Mortgage Banking:
Mortgage banking fees	22,557	20,248	57,178	52,899
Interest income	1,492	1,035	3,276	2,937
Other income	435	321	1,022	766
General and administrative	(7,957)	(6,555)	(22,486)	(19,037)
Interest expense	(277)	(262)	(730)	(879)

Mortgage banking income	16,250	14,787	38,260	36,686

Income before taxes	307,971	246,131	780,003	607,110

Income tax expense	(118,528)	(98,452)	(304,981)	(242,844)

Net income	$189,443	$147,679	$475,022	$364,266

Basic earnings per share	$30.08	$23.16	$73.73	$56.21

Diluted earnings per share	$24.33	$19.04	$59.87	$46.36

Basic average shares outstanding	6,298	6,377	6,443	6,481

Diluted average shares outstanding	7,787	7,758	7,934	7,858

3 of 6

NVR, Inc.

Consolidated Balance Sheets

(in thousands, except share and per share data)

	September 30, 2005	December 31, 2004
	(unaudited)
ASSETS

Homebuilding:
Cash and cash equivalents	$240,340	$362,458
Receivables	19,212	14,020
Inventory:
Lots and housing units, covered under sales agreements with customers	853,709	538,770
Unsold lots and housing units	53,340	40,052
Manufacturing materials and other	9,532	9,718

	916,581	588,540

Contract land deposits	514,272	384,959
Assets not owned, consolidated per FIN 46R	167,184	89,924
Property, plant and equipment, net	25,254	25,330
Reorganization value in excess of amounts allocable to identifiable assets, net	41,580	41,580
Goodwill and indefinite life intangibles, net	10,579	6,379
Definite life intangibles, net	406	—
Other assets	120,875	109,778

	2,056,283	1,622,968

Mortgage Banking:
Cash and cash equivalents	5,426	4,907
Mortgage loans held for sale, net	143,534	138,595
Mortgage servicing rights, net	94	126
Property and equipment, net	903	996
Reorganization value in excess of amounts allocable to identifiable assets, net	7,347	7,347
Other assets	2,527	3,028

	159,831	154,999

Total assets	$2,216,114	$1,777,967

(Continued)

4 of 6

NVR, Inc.

Consolidated Balance Sheets (Continued)

(in thousands, except share and per share data)

	September 30, 2005	December 31, 2004
	(unaudited)
LIABILITIES AND SHAREHOLDERS’ EQUITY

Homebuilding:
Accounts payable	$281,210	$215,002
Accrued expenses and other liabilities	274,278	234,815
Customer deposits	289,152	203,835
Liabilities related to assets not owned, consolidated per FIN 46R	130,969	63,568
Other term debt	3,349	4,077
Senior notes	200,000	200,000

	1,178,958	921,297

Mortgage Banking:
Accounts payable and other liabilities	18,058	11,949
Notes payable	113,699	9,726

	131,757	21,675

Total liabilities	1,310,715	942,972

Commitments and contingencies

Shareholders’ equity:
Common stock, $0.01 par value; 60,000,000 shares authorized; 20,592,640 and 20,597,709 shares issued as of September 30, 2005 and December 31, 2004, respectively	206	206
Additional paid-in-capital	474,613	406,705
Deferred compensation trust- 547,697 and 549,029 shares of NVR, Inc. common stock as of September 30, 2005 and December 31, 2004, respectively	(76,303)	(76,366)
Deferred compensation liability	76,303	76,366
Retained earnings	2,386,091	1,911,069
Less treasury stock at cost – 14,352,072 and 14,023,631 shares as of September 30, 2005 and December 31, 2004, respectively	(1,955,511)	(1,482,985)

Total shareholders’ equity	905,399	834,995

Total liabilities and shareholders’ equity	$2,216,114	$1,777,967

5 of 6

NVR, Inc.

Operating Activity

(unaudited)

(dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Homebuilding data:
New orders (units)
Washington (1)	622	766	2,881	2,907
Baltimore (2)	431	264	1,461	1,094
North (3)	1,225	1,163	4,480	4,040
South (4)	619	525	2,216	1,996

Total	2,897	2,718	11,038	10,037

Average new order price	$399.3	$374.3	$403.8	$358.5

Settlements (units)
Washington (1)	964	924	2,570	2,397
Baltimore (2)	388	387	1,046	1,179
North (3)	1,491	1,450	3,889	3,855
South (4)	733	672	2,102	1,721

Total	3,576	3,433	9,607	9,152

Average settlement price	$377.5	$332.9	$368.5	$325.9

Backlog (units)
Washington (1)			2,864	2,774
Baltimore (2)			1,231	872
North (3)			3,340	2,810
South (4)			1,440	1,319

Total			8,875	7,775

Average backlog price			$431.7	$378.1

Community count (average)	518	440	501	443
Lots controlled at end of period			100,000	76,000

Mortgage banking data:
Loan closings	$867,864	$739,834	$2,340,177	$1,891,771
Capture rate	85%	85%	87%	84%

Common stock information:
Shares outstanding at end of period			6,240,568	6,401,581
Weighted average basic shares outstanding	6,298,000	6,377,000	6,443,000	6,481,000
Weighted average diluted shares outstanding	7,787,000	7,758,000	7,934,000	7,858,000
Number of shares repurchased	137,000	63,570	643,150	615,189
Aggregate cost of shares repurchased	$115,215	$29,858	$510,531	$275,715

(1)	Washington, D.C. metropolitan area and adjacent counties in Maryland, Virginia and West Virginia
(2)	Baltimore, MD metropolitan area and adjacent counties in Pennsylvania
(3)	Delaware, Maryland Eastern Shore, New Jersey, New York, Ohio and Pennsylvania
(4)	North Carolina, South Carolina, Tennessee and Richmond, VA

6 of 6